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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): NOVEMBER 12, 1999



                             MID-STATE RACEWAY, INC.
             (Exact name of registrant as specified in its charter)

        New York                      000-01607               15-0555258
(State or other jurisdiction         (Commission            (IRS Employer
  of incorporation)                  File Number)         Identification No.)

        Vernon, New York                                         13476
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code:  (315) 829-2201



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          (Former name or former address, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     The Company has completed a Private Placement of 150,000 shares of its common stock to an investor group comprised of John Signorelli, Dominic Giambona, Wesley Wendt, Sr. and others. The investment gives the investment group ownership of approximately 1/3 of the Company's outstanding shares. In addition to the stock purchase, Messrs. Signorelli, Giambona and Wendt have been given an option to purchase an additional 150,000 to 175,000 shares which, if exercised, would give them majority interest in the outstanding shares of the Company.

     At a Board Meeting on September 8, 1999, several changes were made to the management of the Company. Messrs. Signorelli and Giambona were elected Directors of the Company. Mr. Wendt is an existing Director of the Company. Also on September 8, 1999, Mrs. Gwen Bennett resigned as a Director of the Company. Also, Mr. Signorelli was elected President and Chief Executive Officer of the Company and Dominic Giambona was elected Vice President. The former President, Justice Cheney, who has run the Company's day-to-day operations since December, 1997, remains a Director and will continue as Vice-President and General Manager of the Company. Mr. James Wise remains Treasurer of the Company. Paul V. Noyes, who is a member of the investment group, was elected Secretary of the Company and is also a Director of the Company. The former Secretary, Jim Moran, remains a Director of the Company and is Publicity and Public Relations Director and Track Announcer.

     The new management team plans, over time, to make Vernon Downs into one of the premier settings for the presentation of harness racing, not only in New York State, but throughout the country. Immediate plans call for the conversion of Vernon's 3/4-mile racing strip into a 7/8-mile track, and the return of major stakes competition to complement New York sire stakes events. Mr. Signorelli has been involved in the standardbred industry for more than 30 years and is currently the senior partner of Success Financial Group, a business consulting firm located in Mt. Kisko, New York.

ITEM 5. OTHER EVENTS.

     Mid-State Raceway has settled a claim against the Company made by the Trustee of the Bennett Funding Group, Inc. and related companies' bankruptcy to recover payments made to the Company. The parties have agreed to settle the bankruptcy estate's claim against the Company for the issuance of 38,000 shares of the common stock of the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

1.   Press Release dated September 10, 1999

2.   Press Release dated November 3, 1999


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 12, 1999                MID-STATE RACEWAY, INC.

                                         /s/   JOHN J. SIGNORELLI
                                         -------------------------------------
                                         Name: John J. Signorelli


                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                         -------------------------------------
                                         Title

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                                INDEX TO EXHIBITS

Exhibit
Number         Description of Document
- ------         -----------------------
1.             Press Release dated September 10, 1999
2.             Press Release dated November 3, 1999



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